SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

Arcadia Resources, Inc.
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[x]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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____________________________________________________________________________________
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____________________________________________________________________________________
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Arcadia Resources, Inc.
9320 Priority Way West Drive
Indianapolis, IN 46240
P: 317-569- 8234        F: 317-575-6195
www.ArcadiaHealthCare.com
NYSE Amex: KAD

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 29, 2010

To the Stockholders of Arcadia Resources, Inc.:

    NOTICE IS HEREBY GIVEN that the fiscal year 2010 annual meeting (the “Annual Meeting”) of the stockholders of Arcadia Resources, Inc. (the “Company”) will be held at the Company’s principal executive offices, 9320 Priority Way West Drive, Indianapolis, Indiana, 46240, on Thursday, July 29, 2010, commencing at 10:00 a.m. (local time), or at any adjournment or postponement thereof, for the following purposes:

1.	To elect one (1) Class C director to the Board of Directors of the Company, to serve until our 2013 annual meeting of stockholders or until such person shall resign, be removed or otherwise leave office.

2.	To consider and act upon any other proposal or business as may properly come before the Annual Meeting or any adjournment thereof.

    Only stockholders of record at the close of business on Tuesday, June 15, 2010, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. A list of all stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose reasonably related to the Annual Meeting during ordinary business hours for a period of ten (10) days prior to the Annual Meeting, at our principal executive offices located at 9320 Priority Way West Drive, Indianapolis, Indiana, 46240. This list will also be available for examination during the Annual Meeting.

    All stockholders are cordially invited to attend the meeting in person. However, to ensure that your shares are represented at the Annual Meeting, you are urged to complete, sign, date and return the accompanying proxy card promptly in the enclosed postage paid envelope. Please sign the accompanying proxy card exactly as your name appears on your share certificate(s). You may revoke your proxy at any time before it is voted at the Annual Meeting. If you attend the Annual Meeting, you may vote your shares in person even if you have returned a proxy card.

By Order of the Board of Directors,

/s/ Marvin R. Richardson
Marvin R. Richardson
Chief Executive Officer & President

June 28, 2010

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
FREQUENTLY ASKED QUESTIONS AND ANSWERS	1
GENERAL INFORMATION	4
SOLICITATION AND REVOCATION OF PROXIES	5
PROPOSALS REQUIRING YOUR VOTE	6
Election of Director	6
BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD	6
GOVERNANCE OF THE COMPANY	8
Corporate Governance Guidelines	8
Leadership Structure and Risk Oversight	8
Director Independence	9
Nomination and Qualification of Directors	9
Communications with the Board	9
Meetings of the Board and its Committees	9
Committees of the Board	10
Code of Ethics and Conduct	12
Compensation Committee Interlocks and Insider Participation	12
Certain Transactions and Relationships	13
Certain Information about Insurance and Indemnification	13
Section 16(a) Beneficial Ownership Reporting Compliance	13
Stockholder Communication with the Board	13
EXECUTIVE OFFICERS	13
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	14
AUDIT COMMITTEE REPORT	16
Independent Public Accountants and Change in Independent Public Accounting Firm	17
Fees Paid to Independent Registered Public Accounting Firm	17
COMPENSATION DISCUSSION AND ANALYSIS	18
Summary	18
Compensation Philosophy and Objectives	18
Determination of Compensation	19
Overview of Executive Compensation Components and Decisions for Fiscal 2010	20
Overview of Fiscal Year 2011 Compensation Components	21
Overview of Fiscal Year 2011 Compensation Program	21
COMPENSATION COMMITTEE REPORT	23
COMPENSATION TABLES	23
Summary Compensation Table	23
Grants of Plan-Based Awards	24
Executive Officer Agreements	24
Outstanding Equity Awards at Fiscal Year End	26
Option Exercises and Stock Vested	26
Payments Upon Termination or Change in Control	27
DIRECTOR COMPENSATION	28
OTHER MATTERS	29
Other Matters to be Considered at the Annual Meeting	29
Expenses of Solicitation	30
Stockholder Proposals	30
Availability of our Forms 10-K and Subsequently Filed Documents	30
EXHIBIT A – FORM OF PROXY CARD

Arcadia Resources, Inc.
9320 Priority Way West Drive
Indianapolis, IN 46240
P: 317-569- 8234        F: 317-575-6195
www.ArcadiaHealthCare.com
NYSE Amex: KAD

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 29, 2010

FREQUENTLY ASKED QUESTIONS AND ANSWERS

Q:	Why am I receiving these materials?

A:	The Board of Directors (the “Board”) of Arcadia Resources, Inc., a Nevada Corporation (“Arcadia” or the “Company”) is providing these proxy materials (this “Proxy Statement”) to you in connection with the Board’s solicitation of proxies for use at Arcadia’s annual meeting of Stockholders (the “Annual Meeting”) for the fiscal year ended March 31, 2010 (“Fiscal 2010”), which will take place on Thursday, July 29, 2010, 10:00 a.m. local time. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement. This Proxy Statement, the Notice of Annual Meeting and the accompanying form of the proxy card are being first mailed to stockholders on or about June 28, 2010.

Q:	What information is contained in these materials?

A:	The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and our most highly paid executive officers and certain other required information. Arcadia’s Fiscal 2010 annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on June 11, 2010 (the “Annual Report”), which includes Arcadia’s audited consolidated financial statements for Fiscal 2010, is also included with this Proxy Statement.

Q:	What proposal will be voted on at the Annual Meeting?

A:	There is one proposal to elect one (1) Class C director to the Board, to serve until our 2013 annual meeting of stockholders or until such person shall resign, be removed or otherwise leave office.

Q:	What is Arcadia’s Board of Directors’ voting recommendation?

A:	Arcadia’s Board recommends that you vote your shares “FOR” the proposal.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:	Other than the item of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy by executing the enclosed form of proxy card, the persons named as proxy holders, Marvin R. Richardson and Matthew R. Middendorf, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting in accordance with Nevada law and our Bylaws.

Q:	How many shares are entitled to vote?

A:	Each share of Arcadia’s common stock outstanding as of the close of business on June 15, 2010, the record date, is entitled to one (1) vote at the Annual Meeting. At the close of business on June 15, 2010, 177,918,035 shares of common stock were outstanding and entitled to vote. You may vote all of the shares owned by you as of the close of business on the record date of June 15, 2010 and are entitled to cast one (1) vote per share of common stock held by you on the record date. These shares include shares that are (1) held of record directly in your name and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Many stockholders of Arcadia hold their shares beneficially through a stockbroker, bank or other nominee rather than directly in their own name. There are some distinctions between shares held of record and shares owned beneficially, specifically:

Shares held of record

If your shares are registered directly in your name with Arcadia’s transfer agent, Computershare, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent to you directly by Arcadia. As the stockholder of record, you have the right to grant your voting proxy directly to Arcadia or to vote in person at the Annual Meeting. Arcadia has enclosed a proxy card for you to use.

Shares owned beneficially

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner or nominee, you have the right to direct your broker or other nominee on how to vote the shares in your account and you are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you request and receive a valid proxy from your broker or nominee. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee regarding how to vote your shares.

Q:	Can I attend the Annual Meeting?

A:	You are invited to attend the Annual Meeting if you are a stockholder of record or a beneficial owner as of June 15, 2010. If you are a stockholder of record, you must bring proof of identification. If you hold your shares through a stockbroker or other nominee, you will need to provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker or nominee or a copy of a brokerage statement showing your share ownership as of June 15, 2010.

Q:	How can I vote my shares in person at the Annual Meeting?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to vote in person, please bring proof of identification. Even if you plan to attend the Annual Meeting, Arcadia recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Shares held in street name through a brokerage account or by a bank or other nominee may be voted in person by you if you obtain a valid proxy from the record holder giving you the right to vote the shares.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may vote without attending the Annual Meeting by completing and mailing your proxy card or voting instruction card in the enclosed pre-paid envelope. Please refer to the enclosed materials for details.

Q:	Can I change my vote or revoke my proxy?

A:	If you are the stockholder of record, you may change your proxy instructions or revoke your proxy at any time before your proxy is voted at the Annual Meeting. Proxies may be revoked by any of the following actions: (1) filing a timely written notice of revocation with our Corporate Secretary at our principal executive offices (9320 Priority Way West Drive, Indianapolis, Indiana, 46240); (2) submitting a new proxy at a later date by mail to our Corporate Secretary at our principal executive offices; or (3) attending the Annual Meeting and voting in person (attendance at the meeting will not, by itself, revoke a proxy). If your shares are held in a brokerage account by a bank or other nominee, you should follow the instructions provided by your broker or nominee.

Q:	How are votes counted?

A:	In the election of the Class C director, you may vote “FOR” the nominee or your vote may be “WITHHELD” with respect to the Class C nominee. Alternatively, if you sign and return your proxy card or broker voting instruction card without giving specific voting instructions, your shares will be voted as recommended by our Board.

Q:	Who will count the votes?

A:	David C. Wright, the Assistant Secretary of Arcadia, will work together with an independent third party to tabulate the votes and Mr. Wright will act as the inspector of the Annual Meeting.

Q:	What is the quorum requirement for the Annual Meeting?

A:	The quorum requirement for holding the Annual Meeting and transacting business at the Annual Meeting is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes on routine matters are counted as present for the purpose of determining the presence of a quorum.

Q:	What is the voting requirement to approve the proposal to elect the director?

A:	In the election of the Class C director the one (1) person receiving the highest number of “FOR” votes will be elected.

Q:	What are broker non-votes and what effect do they have on the proposals?

A:	Generally, broker non- votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because: (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote those shares. A broker is generally entitled to vote shares held for a beneficial owner on routine matters without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on certain non-routine items, including the election of directors. Broker non-votes on routine matters count for purposes of determining whether a quorum exists but do not count as entitled to vote with respect to certain individual proposals such as the election of our directors.

Q:	What does it mean if I receive more than one (1) proxy card or voting instruction card?

A:	It means your shares are registered in different names or are held in more than one (1) account. Please provide voting instructions for each proxy card and voting instruction card you receive to ensure that all of your shares are voted.

Q:	Where can I find the voting results of the Annual Meeting?

A:	Arcadia will announce preliminary voting results at the Annual Meeting and will publish final results in a Form 8-K filed within four (4) business days following the date of the Annual Meeting.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:	Arcadia will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. Arcadia will provide copies of these proxy materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others so that they may forward these proxy materials to the beneficial owners. In addition, Arcadia may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Solicitations may also be made by personal interview, telephone and electronic communication by directors, officers and other employees of Arcadia, but we will not additionally compensate our directors, officers or other employees for these services.

Q:	May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?

A:	You may submit proposals for consideration at future annual stockholder meetings. In order for a stockholder proposal to be considered for inclusion in the proxy materials for our fiscal year 2011 annual meeting of stockholders, your proposal must be received by our Corporate Secretary no later than February 28, 2011. A stockholder proposal or a nomination for director that is received after this date will not be included in our fiscal year 2011 proxy statement but will otherwise be considered at the fiscal year 2011 annual meeting of stockholders so long as it is submitted to our Corporate Secretary no earlier than April 29, 2011 and no later than May 31, 2011. We advise you to review our Bylaws, which contain this and other requirements with respect to advance notice of stockholder proposals and director nominations. Our Amended and Restated Bylaws were filed with the Securities Exchange Commission (the “SEC”) as an Exhibit 3.2 of Form 10-Q filed on November 6, 2008, which can be viewed by visiting our investor section of our website at www.ArcadiaHealthCare.com and also may be obtained by writing to the Corporate Secretary at our principal executive office (9320 Priority Way West Drive, Indianapolis, Indiana, 46240).

Q:	How can I get electronic access to the Proxy Statement and Annual Report?

A:	This Proxy Statement and our Fiscal 2010 Annual Report may be viewed online in the Investor section of our website at www.ArcadiaHealthCare.com.

Q:	How do I obtain a separate set of proxy materials if I share an address with other stockholders?

A:	To reduce expenses, in some cases, we are delivering one (1) set of proxy materials to certain stockholders who share an address, unless otherwise requested. A separate proxy card is included in the proxy materials for each of these stockholders. If you reside at such an address and wish to receive a separate copy of the proxy materials, including our Annual Report, you may contact Arcadia’s Corporate Secretary at our principal executive office (9320 Priority Way West Drive, Indianapolis, Indiana, 46240) or by telephone at (317) 569-8234. You may also contact Arcadia’s Corporate Secretary if you would like to receive separate proxy materials in the future or if you are receiving multiple copies of our proxy materials and would like to receive only one (1) copy in the future.

Q:	How can I obtain an additional proxy card?

A:	If you lose, misplace or otherwise need to obtain a proxy card, and you are a stockholder of record, contact Arcadia’s Corporate Secretary at our principal executive office (9320 Priority Way West Drive, Indianapolis, Indiana, 46240) or by telephone at (317) 569-8234. If you are the beneficial owner of shares held indirectly through a bank, broker or similar institution, contact your account representative at that organization.

Q:	Whom should I call with other questions?

A:	If you have additional questions about this Proxy Statement or the Annual Meeting contact Arcadia’s Corporate Secretary at our principal executive offices (9320 Priority Way West Drive, Indianapolis, Indiana, 46240) or by telephone at (317) 569-8234.

GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of the Company to be voted at our Fiscal 2010 Annual Meeting of stockholders to be held at the Company’s principal executive offices at 9320 Priority Way West Drive, Indianapolis, Indiana, 46240 on Thursday, July 29, 2010 at 10:00 a.m. local time, or any postponement or adjournment or postponement thereof. This Proxy Statement, the Notice of Annual Meeting and the accompanying form of proxy card are being first mailed to stockholders on or about June 28, 2010.

    As of June 15, 2010, the established record date for the Annual Meeting, there were outstanding 177,918,035 shares of our common stock. Only holders of record of our voting securities at the close of business on such date will be eligible to vote at the

Annual Meeting. The common stock is our only class of equity securities outstanding and entitled to vote at the Annual Meeting. Holders of shares of our common stock are entitled to one (1) vote on each matter to be voted upon by the stockholders at the Annual Meeting for each share held. Under our Bylaws, as amended through the date hereof, we must have present, in person or by proxy, holders of at least a majority of our common stock outstanding and entitled to vote on the matters to be considered at the Annual Meeting to constitute a quorum for the transaction of business at the Annual Meeting.

    A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose reasonably relating to the Annual Meeting, at our principal executive offices (9320 Priority Way West Drive, Indianapolis, Indiana, 46240) during ordinary business hours for the ten (10) days immediately prior to the Annual Meeting. This list also will be available for examination during the Annual Meeting.

    At the Annual Meeting, stockholders will be asked to take the following actions:

1.	To elect one (1) Class C director to the Board, to serve until our 2013 annual meeting or until such person shall resign, be removed or otherwise leave office (the “Board Nominee Proposal”).

2.	To consider and act upon any other proposal or business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

    The Board Nominee Proposal will be decided by the affirmative vote of a plurality in person or by proxy, at the Annual Meeting, and entitled to vote thereon.

    Stockholders have no right under Nevada law or under the Company’s Amended and Restated Articles of Incorporation or Bylaws to appraisal rights or to dissent from the proposals outlined above.

    Throughout this Proxy Statement, the terms “we,” “us,” “our” and “our company” refer to Arcadia Resources, Inc. and, unless the context indicates otherwise, our subsidiaries on a consolidated basis and “you” and “your” refers to the stockholders of our company.

SOLICITATION AND REVOCATION OF PROXIES

    Proxies in the form enclosed are being solicited by, or on behalf of, the Board. The persons named in the accompanying form of proxy card have been designated as proxies by the Board. Such persons designated as proxies serve as our officers. Any stockholder desiring to appoint another person to represent him or her at the Annual Meeting may do so by completing and executing another form of proxy and delivering it to the attention of our Corporate Secretary at our principal executive offices (9320 Priority Way West Drive, Indianapolis, Indiana, 46240), before the time of the Annual Meeting. It is the responsibility of the stockholder appointing such other person to represent him or her to inform such person of this appointment.

    All shares of common stock represented by properly executed proxies that are returned and not revoked will be voted in accordance with the instructions, if any, given thereon. If no instructions are provided in an executed proxy card, it will be voted “FOR” the proposal described herein and set forth on the accompanying form of proxy card, and in accordance with the proxyholder’s best judgment as to any other business as may properly come before the Annual Meeting. If a stockholder appoints a person other than the persons named in the enclosed form of proxy card to represent him or her, such person will vote the shares in respect of which he or she is appointed proxyholder in accordance with the directions of the stockholder appointing him or her. Member brokerage firms of the NYSE Amex Exchange (“AMEX”) that hold shares in street name for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for stockholder action, my not vote in their discretion upon the Board Nominee Proposal. Any “broker non-votes” and abstentions will be treated as shares present for purposes of determining the presence of a quorum, but will have no effect on the vote for the Board Nominee Proposal. Any stockholder who executes a proxy card may revoke it any time before it is voted by delivering to the attention of our Corporate Secretary a written statement revoking such proxy, by executing and delivering a later dated proxy card, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting by a stockholder who has executed and delivered a proxy card to us shall not in and of itself constitute a revocation of such proxy.

    We will bear the cost of solicitation of proxies. Our directors, officers and employees may solicit proxies, personally, by telephone, electronically or otherwise, but such persons will not be specifically compensated for such services. We may also make, through bankers, brokers, dealers, banks or similar entities acting as nominees for reasonable expenses incurred in forwarding copies of the proxy materials relating to the Annual Meeting to the beneficial owners of common stock that such persons hold of record.

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL NUMBER 1
(Board Nominee Proposal)

General

    At the Annual Meeting, one (1) nominee will be elected as a Class C director. The Nominating and Governance Committee of the Board has recommended that one (1) Class C director be elected for a three (3) year term at the Annual Meeting. If elected, the one (1) Class C nominee will serve on the Board until the 2013 annual meeting of stockholders, or until his successor is duly elected and qualified in accordance with our Bylaws. The Class C nominee recommended for election at the Annual Meeting is a current director and is standing for re-election.

    The nominee for re-election is Peter A. Brusca. If no contrary indication is made, proxies in the accompanying form are to be voted “FOR” the Class C director, or, in the event the Class C nominee is not a candidate or is unable to serve as a director at the time of election, for any nominee that is designated by the Board to fill such vacancy, unless the Board determines to reduce the number of directors pursuant to our Bylaws. The nominee has consented to his nomination and neither our Board nor management has any reason to believe that the one (1) Class C nominee for election will be unable to serve. Other than as reported in this Proxy Statement, there are no arrangements or understandings between the nominee and any other persons pursuant to which the nominee was nominated for election as director. Information with respect to the one (1) nominee can be found elsewhere in this Proxy Statement under the section “Board of Directors and Committees of the Board”.

Vote Required

    Directors are elected by a plurality of the votes cast, so that only votes “FOR” directors are counted in determining which directors are elected. The nominee receiving the most votes “FOR” will be elected. Withheld votes will be treated as shares present for the purposes of determining a quorum, but will have no effect on the vote for the election of the director.

Recommendation of Our Board

    Our Board recommends a vote “FOR” the election of Peter A. Brusca as a Class C director. Our directors (including the director nominee) and executive officers own approximately 3.91% of the voting power entitled to be cast at the Annual Meeting based upon the information contained in the section of this Proxy Statement titled “Security and Ownership of Certain Beneficial Owners and Management”. We anticipate that these directors and executive officers will cast all of their votes in favor of the proposal to elect Peter A. Brusca as a Class C director.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

    The full Board currently consists of five (5) directors. Our Amended and Restated Articles of Incorporation provide for the classification of the Board into three (3) classes, with staggered terms of office and provides that upon expiration of the term of office of a class of directors, nominees for such class shall be elected for a term of three (3) years or until their successors are duly elected and qualified.

The current members of the Board, and the committees of the Board on which they serve, are identified below:

							Nominating and
					Audit	Compensation	Governance
Name	Age	Position	Class	Director Since	Committee	Committee	Committee
		President, Chief
Marvin R. Richardson	53	Executive Officer	A	April 5, 2007	--	--	--
		& Director
John T. Thornton	72	Director	A	June 15, 2004	**	*	*
Peter A. Brusca, M.D.	69	Director	C	July 1, 2006	*	**	*
Joseph Mauriello	65	Director	B	March 1, 2007	*	*	**
Daniel Eisenstadt	40	Director	B	May 24, 2007	*	*	*
____________________

* Member
** Chair

    Mr. Richardson does not qualify as an independent director, therefore, he does not participate on any committee of the Board. Mr. Richardson, Mr. Thornton, Dr. Brusca, Mr. Mauriello and Mr. Eisenstadt were elected to the Board by the stockholders of the Company. Dr. Brusca is a nominee for election to the Board by the stockholders at the Annual Meeting.

    Set forth below is a brief description of the background of each of our directors, based on information provided to us by them.

    Marvin R. Richardson. Mr. Richardson is the Chief Executive Officer and President of the Company. He has over 30 years of health care and retail pharmacy experience and joined the Company in conjunction with its acquisition of PrairieStone Pharmacy, LLC in January, 2007. In 2003, he co-founded PrairieStone Pharmacy LLC headquartered in Minneapolis, Minn. and served as President and CEO. While at PrairieStone, DailyMed™ was launched – a comprehensive Medication Therapy Management (MTM) program along with compliance packaging of pharmaceuticals geared to help those in need better manage their conditions while helping payers reduce unnecessary costs associated with medication waste, avoidable hospitalizations and unintended long-term care admissions. The company was named “Chain of the Year” by Drug Topics magazine in 2005. Prior to his involvement with PrairieStone, Mr. Richardson held various management positions with the Walgreen Co. and was Senior Vice President of Pharmacy Operations for Rite Aid Corporation, overseeing Rite Aid’s 3,500 operating pharmacies. Richardson is a 1980 graduate of Purdue University in West Lafayette, Indiana, where he earned his Bachelor of Science degree in Pharmacy. He received the Pharmacy Distinguished Alumni Award in 2008 and was named to the Purdue University Foundation Development Council in 2008. He also serves on the Board of Directors for the Mental Health America of Indiana Association. He has been an advisor to several major government leaders on health care policy including Vice President Dan Quayle and current New York City Deputy Mayor and former Indianapolis Mayor Stephen Goldsmith.

    Mr. Richardson’s extensive experience in positions of strategic and operational leadership as a pharmacy professional within the health care industry make him uniquely qualified to continue serving as a director of the Company, given the Company’s strategic emphasis on growing and maturing its pharmacy business segment.

    John T. Thornton. Mr. Thornton owns and manages J.T. Investments, Inc., a real estate development company. Mr. Thornton retired in 2009 as a member of the board, and the compensation, audit and finance committees of XL Capital Ltd. (NYSE: XL), an insurance, reinsurance and financial products company. From 1987 to 1999, Mr. Thornton served as executive vice president and chief financial officer of Norwest Corporation (now Wells Fargo). From 1984 to 1987, Mr. Thornton was senior vice president and controller of Norwest Corporation. Mr. Thornton received a law degree from St. John’s University and was admitted to the New York State Bar in 1972. Mr. Thornton became a Certified Public Accountant in 1964.

    Mr. Thornton was chosen to serve as a director of the Company because of his invaluable experience as an executive, board member and knowledge of independent public accounting and the financial services industry which also qualifies him to chair the audit committee.

    Peter A. Brusca, M.D. Dr. Brusca is a physician who practiced otolaryngology in the Chicago, Illinois area through 2004. Dr. Brusca earned his medical degree in 1967 from Loyola University Stritch School of Medicine. He earned his Bachelor of Science Degree in 1963 from Loyola University, Chicago. He is certified by the American Board of Otolaryngology, and is a Fellow of the

American College of Surgeons, American Academy of Otolaryngology Head and Neck Surgery, and other professional organizations. Dr. Brusca also is a board member, executive & audit committee member and chairman of the investment committee of ISMIE Mutual Insurance Company located in Chicago, Illinois.

    Dr. Brusca is well-qualified to serve as a director because of his experience as a physician. He brings to the Board an in-depth understanding of critical issues in health care and their applicability to the Company’s home care and pharmacy services businesses. The Board continues to believe these qualities are extremely helpful in informing it regarding the quality of the Company’s current operations as well as the Company’s focus on strategic direction.

    Joseph Mauriello. Mr. Mauriello retired in 2006 as Deputy Chairman & COO of KPMG, LLP after 40 years with the accounting firm. He was responsible for its day-to-day operations and financial affairs. As Deputy Chairman, he also chaired the firm’s Management Committee. In addition, Mr. Mauriello was COO for the Americas Region and member of the Boards of KPMG LLP and KPMG Americas. After joining KPMG in 1965, he held a series of leadership positions and serviced some of the firm’s most prestigious global clients. Prior to his most recent position, he was a member of the Board of Directors of KPMG from 1990 to 1994 and Partner in Charge of the firm’s Financial Institution Practices from 1987 to 1996. In addition, Mr. Mauriello serves on the Board of Directors of XL Capital Ltd. (NYSE:XL), the Board of Trustees of the Fidelity Funds, the Board of Overseers of the School of Risk Management, Insurance and Actuarial Sciences of the Peter J. Tobin College of Business at St. John’s University, the Board of Directors of the Alliance for Lupus Research, New York, NY and the Board of Trustees of the St. Barnabas Medical Center and Health System, Livingston, NJ.

    Mr. Mauriello is well-suited to serve as a director of the Company due to his significant expertise gained in the independent public accounting and financial services industries, and for his experience in serving on other public company boards, including his knowledge and interests in connection with corporate governance matters.

    Daniel Eisenstadt. Mr. Eisenstadt began his career as a corporate lawyer in the New York office of Fulbright & Jaworski, L.L.P., with a practice focused on securities offerings and mergers and acquisitions. He then served as Vice President and founding Executive Director of the Auschwitz Jewish Center Foundation from 1998 to 2002. In addition, Mr. Eisenstadt has been involved in several entrepreneurial ventures. From 2004 until August 2009, Mr. Eisenstadt served as Managing Director of Private Equity at CMS Companies, an investment fund based in Philadelphia. Currently, Mr. Eisenstadt serves as a partner in MDM Equity Partners, LLC and as President of Community Veterinary Partners, LLC. In the past, Mr. Eisenstadt served as a member of the Investment Committee of Quad Partners II, on the Board of Directors of Beckfield College LLC, and served as an observer on the boards of HB&G Building Products Inc. and High Response Holdings LLC. Mr. Eisenstadt received a B.A. from Clark University with a major in International Relations, a J.D. from the University of Virginia School of Law and an MBA from Harvard Business School. Mr. Eisenstadt was a Raoul Wallenberg Scholar in International Affairs at the Hebrew University of Jerusalem.

    Mr. Eisenstadt serves as a director as a result of his substantial knowledge of and leadership in the securities industry and the capital markets, as well as with respect to mergers and acquisitions, which skills and qualities are of significant importance to the Company during its current growth phase. Initially, Mr. Eisenstadt was appointed as a director as a result of his position as a partner in a fund having an equity interest in the Company.

GOVERNANCE OF THE COMPANY

Corporate Governance Guidelines

    The Board sets high standards for our employees, officers and directors. Implicit in this philosophy is the importance of sound corporate governance. All of our corporate governance materials, including the charters of our various committees of the Board and our Code of Ethics and Conduct are available in the Investor section of our website at www.ArcadiaHealthCare.com. Such documents are also available in print to any stockholder who requests it. Stockholders may send a written request for such documents to the attention of the Corporate Secretary of Arcadia Resources, Inc., 9320 Priority Way West Drive, Indianapolis, Indiana, 46240. The Board regularly reviews corporate governance developments and modifies our corporate governance materials as warranted. We will post any modifications to our corporate governance materials on our website.

Leadership Structure and Risk Oversight

    No officer of the Company is currently designated under the Company’s Bylaws as Chairman of the Board. The duties of such office are presently served by the Company’s President and Chief Executive Officer. Also, no director of the Company occupies a position of “lead independent director,” however, the Board is actively considering the appointment of one of its members to serve in that capacity as an element of the Company’s leadership structure.

     The Board takes a comprehensive top-down view of key risks facing the Company and exercises its risk oversight function through its Audit Committee described below. On a quarterly basis, the Audit Committee reviews and discusses with management and the Company’s independent auditors major financial and other risk exposures and steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. The Board believes that leadership from the Company’s senior executives is a critical component to the enterprise risk management and relies upon the Chief Financial Officer to lead the overall day-to-day process.

Director Independence

     It is the policy of the Board that a substantial majority of its members be independent from management and the Board has adopted director independence guidelines that meet the listing standards of AMEX and the independence standards under the applicable rules and regulations of the SEC. In accordance with our corporate governance guidelines, the Board undertook its annual review of director independence during Fiscal 2010. The Board considered any and all commercial and charitable relationships of directors, including transactions, arrangements and relationships between us and each director or any member of his or her immediate family. Following this review, the Board determined, by applying the independence standards contained in Part 8 of the AMEX Listed Company Manual and the independence standards under the applicable rules and regulations of the SEC, that each of Peter A. Brusca, M.D., Daniel Eisenstadt, Joseph Mauriello and John T. Thornton, is independent of us and our management in that none has a direct or indirect material relationship with our Company. Marvin R. Richardson is not considered an independent director because he currently serves as the Chief Executive Officer and President of the Company and receives compensation from the Company for being an executive officer of the Company.

Nomination and Qualifications of Directors

     The Nominating and Governance Committee is responsible for screening potential director candidates and recommending qualified candidates to the Board for nomination. The Nominating and Governance Committee does not solicit director nominations but will consider stockholder recommendations sent to the attention of the Chairman of the Nominating and Governance Committee of Arcadia Resources, Inc., 9320 Priority Way West Drive, Indianapolis, Indiana, 46240. Stockholders’ nominations for directors must be made in writing and contain a sufficient description of the qualifications and background of the candidate to enable the Nominating and Governance Committee to assess his or her qualifications. The Board, with the assistance of the Nominating and Governance Committee, is responsible for reviewing, on an annual basis, the requisite skills and characteristics of members of the Board. This assessment includes an evaluation of the independence, business, strategic and financial skills and diversity of each director, and how each director’s overall experience and diversity relates to the needs of the Board as a whole.

Communications with the Board

     Stockholders and other interested parties may communicate directly with the Board or the non-management directors, individually or as a group, by sending written correspondence to the attention of the Chairman of the Nominating and Governance Committee of Arcadia Resources, Inc., 9320 Priority Way West Drive, Indianapolis, Indiana, 46240. Additional methods of communicating with the Board are disclosed in our Code of Ethics and Conduct, which is available in the Investor section of our website at www.ArcadiaHealthCare.com. All such communications will be forwarded to the Board or its members as requested in the communication. Communications that relate to our accounting, internal accounting controls or auditing matters are referred to the Chairman of the Audit Committee.

Meetings of the Board and its Committees

     During Fiscal 2010, the Board met five (5) times and acted by written consent three (3) times. Each director attended at least 80% of all meetings of the Board and 80% of all meetings of the committees on which he served. Board and committee meetings are scheduled generally nine (9) to twelve (12) months in advance and are scheduled without regard to anticipated releases or other major announcements by the Company. We do not have a policy with regard to attendance by our board members at the annual meetings of stockholders, however, we encourage all of our directors to attend, either in person, by telephone or by other similar means of live communication (including video conference or webcast). At our last annual meeting of Stockholders held in October 2009, four (4) directors attended either in person or by teleconference. The Company’s independent directors meet as a group in executive session at each meeting without any member of management in attendance.

Committees of the Board

     The Board has three (3) standing committees to facilitate and assist the Board in the execution of its responsibilities. The current committees are the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. All directors except for Mr. Richardson serve on each committee.

Audit Committee

     During Fiscal 2010, the Audit Committee met six (6) times. The Board has determined that each of John T. Thornton (Chair), Peter A. Brusca, M.D., Joseph Mauriello, and Daniel Eisenstadt meets the independence standards of AMEX for audit committee members and the independence standards under the applicable rules and regulations of the SEC. The Board has also determined that Mr. Thornton satisfies the requirements for serving as an “audit committee financial expert” and has designated Mr. Thornton as our audit committee financial expert.

     The Audit Committee has adopted a charter which is available in the Investor section of our website at www.ArcadiaHealthCare.com. The Audit Committee reviews and reassesses the adequacy of its charter annually and recommends any proposed changes to the Board for approval.

     The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to:
  The accounting and financial reporting processes and systems of internal accounting and financial controls;

  The effectiveness of our internal controls;

  The integrity of our financial statements;

  The annual independent audit of our financial statements;

  The engagement of our independent auditor;

  The evaluation of the independent auditor’s function;

  The compliance with legal and regulatory requirements, including disclosure controls and procedures, management’s report on internal controls over financial reporting and the report required by SEC rules to be included in this Proxy Statement;

  The identification, assessment, monitoring, and reporting of key enterprise risks across the Company; and

  The policies, practices and compliance regarding our Code of Ethics and Conduct.
     In addition, the Audit Committee provides an avenue for communication between our independent registered public accounting firm and the Board. The Audit Committee has the sole authority to employ our independent registered public accounting firm, and to approve any proposed non-audit work to be conducted by our independent registered public accounting firm. The Audit Committee is expected to regularly review the independent registered public accounting firm’s work plan, staffing comments, invoices and work product.

     The Audit Committee Report is included in a later section of this Proxy Statement.

Compensation Committee

     The Compensation Committee consists solely of independent directors and the Compensation Committee charter is available in the Investor section of our website at www.ArcadiaHealthCare.com. The Compensation Committee reviews and reassesses the adequacy of its charter periodically and recommends any proposed changes to the Board for approval.

     During Fiscal 2010, the Compensation Committee met five (5) times. The Board has determined that each of Peter A. Brusca, M.D. (Chair), John Thornton, Joseph Mauriello, and Daniel Eisenstadt meet the independence standards of AMEX for compensation committee members and the independence standards under the applicable rules and regulations of the SEC.

     The Compensation Committee’s responsibilities, which are discussed in detail in its charter, include, among other duties, the responsibility to:
  Annually review and approve the Company’s corporate goals and objectives relevant to the Chief Executive Officer and to evaluate his or her performance in light of such goals and objectives and determine and approve changes in the Chief Executive Officer’s compensation level based on this evaluation;

  Annually review, and approve changes in, executive officer compensation, including: (i) annual base salary levels; (ii) annual incentive compensation levels; (iii) long-term incentive compensation levels; (iv) employment agreements, severance agreements and change of control agreements/provisions; and (v) any supplemental or special benefits;

  Identify any performance measures to be used in executive and management incentive plans, and the levels of performance for which incentive compensation is paid;

  Administer the Company’s incentive compensation plans and equity based-plans as in effect and as adopted from time to time by the Board;

  Approve any new equity compensation plan or any material change to an existing plan where stockholder approval has not been obtained;

  Provide oversight regarding the Company’s retirement, welfare and other benefit plans, policies and arrangements; and

  Approve any stock option award or any other type of award as may be required for complying with any tax, securities or other regulatory requirement, or otherwise determined to be appropriate or desirable by the Compensation Committee or Board.
     Please see the Compensation Discussion and Analysis section of this Proxy Statement for a description of the processes and procedures for considering and determining executive officer compensation. The Compensation Committee Report follows the Compensation Discussion and Analysis included in this Proxy Statement.

Nominating and Governance Committee

     The Nominating and Governance Committee, consists solely of independent directors and its charter is available in the Investor section of our website at www.ArcadiaHealthCare.com. The Nominating and Governance Committee reviews and reassesses the adequacy of its charter periodically and recommends any proposed changes to the Board for approval.

     The Board has determined that each of Joseph Mauriello (Chair), Peter A. Brusca, M.D., John Thornton and Daniel Eisenstadt meet the independence standards of AMEX and the independence standards under the applicable rules and regulations of the SEC. The Nominating and Governance Committee met one (1) time during Fiscal 2010.

     The Nominating and Governance Committee’s responsibilities, which are discussed in detail in its charter, include, among other duties, the responsibility to:
  Monitor the size and composition of the Board and committees of the Board;

  Consider and make recommendations to the Board with respect to the nominations or elections of directors of the Company;

  Identify individuals believed to be qualified as candidates to serve on the Board and select, or recommend that the Board select, the candidates for all directorships to be filled by the Board or by the stockholders at an annual or special meeting;

  Solicit periodic input from the Board and conduct a review of the effectiveness of the structure and operations of the Board;

  Make recommendations to the Board concerning the appointment and removal of directors to committees of the Board and suggest rotations for chairpersons of committees;

  Make recommendations to the Board regarding committee member qualifications, committee structure and operations, delegated responsibilities of the committees and revisions to the charter of each Board committee;

  Evaluate and recommend any revisions to Board and committee meeting policies and logistics;

  Administer the annual self-evaluation by the Board, share the evaluation results with the full Board and lead Board discussions and analysis thereof;

  Develop orientation materials for new directors and corporate governance-related continuing education for all Board members;

  Implement, evaluate and monitor compliance of the Company’s Code of Conduct and Ethics, promptly inform the Board of any non-compliance and make recommendations to the Board regarding any revisions to the Code from time to time as appropriate;

  Establish, implement and monitor the processes for effective communication between the Company’s stockholders and members of the Board;

  Establish, implement and monitor the processes for consideration of stockholder proposals properly submitted in accordance with the provisions of the Bylaws;

  Review all stockholders proposals properly submitted to the Company in accordance with any applicable provisions of the Bylaws and recommend to the Board appropriate action on each such proposal;

  Advise the Board periodically with respect to significant developments in the law and practice of corporate governance and make recommendations to the Board on all matters of corporate governance;

  Review the Company’s compliance with the AMEX corporate governance listing requirements;

  Oversee the management continuity process; and

  Make recommendations to the Board with respect to outside director compensation.
The Nominating and Governance Committee may use various means to identify director candidates, including recommendations from existing Board members and management. Candidates are not evaluated on the basis of any specific minimum qualifications. In selecting candidates, the Nominating and Governance Committee relies on all relevant factors regardless of the source of the candidate’s nomination. Some of the factors on which the Nominating and Governance Committee relies in selecting candidates include, without limitation: personal characteristics, including personal and professional ethics and integrity; expertise useful to the Company and complementary to the background and experience of the existing directors; willingness to represent the best interest of stockholders and objectively appraise management performance; and diversity in personal background, such as gender, age and nationality. The Nominating and Governance Committee examines the candidate’s qualifications in light of the portfolio of skills, experience, perspective and background required for the effective functioning of the Board, taking into consideration the Company’s strategy, and its regulatory and market environments. While the Nominating and Governance Committee does not solicit director nominations from stockholders, it will evaluate candidates recommended by stockholders in the same manner as candidates identified by our officers, the Nominating and Governance Committee or other members of our Board.

     Code of Ethics and Conduct

     We have adopted a Code of Ethics and Conduct that applies to all of our directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer. The Code of Ethics and Conduct is available in the Investor section of our website at www.ArcadiaHealthCare.com. In addition, any waivers of compliance granted by the Board with respect to our Code of Ethics and Conduct are available in the Investor section of our website at www.ArcadiaHealthCare.com.

Compensation Committee Interlocks and Insider Participation

     None of our executive officers serve as members of the board of directors or compensation committee of any entity that has an executive officer serving as a member of our Board or Compensation Committee.

Certain Transactions and Relationships

     Information about transactions involving related persons is assessed by the independent Audit Committee of the Board pursuant to the written policies and procedures. Related persons include the Company’s directors and executive officers, certain security holders as well as the immediate family of such persons. If the determination is made that a related person has a material interest in any Company transaction, then the Company’s Audit Committee would review, approve or ratify it, and the transaction would be required to be disclosed in accordance with SEC rules. If the related person at issue is a director of the Company or a family member of a director, then that director would not participate in those discussions.

     The Company’s Audit Committee has reviewed the following related party transaction during Fiscal 2010 and previously approved the following related party transaction prior to Fiscal 2010:

     Steven L. Zeller has a beneficial ownership interest in an affiliated agency and thereby has an interest in the affiliate’s transactions with the Company, including the payments of commissions to the affiliate based on a specified percentage of gross margin. The affiliate is responsible to pay its selling, general and administrative expenses. Commissions totaled $1.4 million and $844,000 for the fiscal 2009 and 2010, respectively. In addition, the Company has an agreement with this affiliate, which is terminable under certain circumstances, to purchase the business under certain events, but in no event later than 2011.

Certain Information about Insurance and Indemnification

     The Company has renewed its directors and officers indemnification coverage. This insurance covers directors and officers individually where exposures exist other than those for which the Company is able to provide direct or indirect indemnification.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s directors and executive officers, and persons who own beneficially more than ten percent (10%) of the common stock, to file reports of ownership and changes of ownership with the SEC reports on Forms 3, 4, and 5 concerning their ownership of the Company Shares and other equity securities of the Company.

     The Company believes that all of its executive officers and directors filed all of such reports on a timely basis during Fiscal 2010, except for the late filing on one Form 3 by former director Mr. Goldsmith due to timing of his election to the board and one Form 4 for each of Mr. Richardson, Mr. Middendorf and Mr. Zeller due to an administrative oversight.

Stockholder Communication with the Board

     A stockholder who wishes to communicate directly with the Board or with any director may send the communication, addressed to the Board or to the individual director, to the Company’s principal executive offices (9320 Priority Way West Drive, Indianapolis, Indiana, 46240) and the communication will be forwarded to the Board or the director(s) to whom it is addressed, as applicable.

EXECUTIVE OFFICERS

     The following table sets forth the names, titles and ages of our executive officers as of June 28, 2010:

Name	Age	Position(s)	Served as Officer Since
Marvin R. Richardson	53	President, Chief Executive Officer and Director	February 2007
Matthew R. Middendorf	40	Chief Financial Officer and Treasurer	February 2008
Steven L. Zeller	53	Chief Operating Officer	September 2007

     Set forth below is a brief description of the background of each of our executive officers, based on information provided to us by them, all of whom serve on the Executive Committee of the Company:

     Marvin R. Richardson. See the section of this Proxy Statement titled “Board of Directors and Committees of the Board” for Mr. Richardson’s biographical data.

     Matthew R. Middendorf. Mr. Middendorf joined the Company on February 1, 2008 as Chief Financial Officer and Treasurer. Mr. Middendorf started his career with the Company in January 2007 by working as a financial consultant to the Company, providing day-to-day financial and accounting support to the Interim CFO and working on special projects for the Chief Executive Officer. He has responsibility for internal and external reporting, planning and analysis and corporate and business unit accounting. From 2004 to 2006 Mr. Middendorf served as the Corporate Controller and Director of Financial Reporting for Workstream, Inc., a publicly-traded software company. Prior to his time with Workstream, he worked in public accounting for more than a decade, most recently with Grant Thornton in its Seattle office. Mr. Middendorf has significant experience working with mid-size companies in the technology, healthcare and banking industries. Mr. Middendorf holds a Bachelor of Science Degree in Accountancy from the University of Illinois and passed the CPA Exam in 1992.

     Steven L. Zeller. Mr. Zeller, the Chief Operating Officer, joined the Company in September 2007 as part of the Executive Committee. Mr. Zeller is responsible for managing the Company's day-to-day operations that are reported to the Board and Chief Executive Officer. From 2006 to September 2007, Mr. Zeller was President of BestCare Travel Staffing, LLC, an Arcadia affiliate providing travel nursing and allied health services, a position he held until February 2009. Prior to becoming an Arcadia affiliate in 2006, Mr. Zeller served as a division president for SPX Corporation from 2003 to 2005 and was employed for 18 years at Cummins, Inc., where he last served as Vice President and Managing Director for a European-headquartered power generation subsidiary. He received his Juris Doctor degree from Indiana University in 1981 where he graduated Summa Cum Laude, and received a B.A. in Economics from The College of William and Mary in 1978.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Our common stock is the only class of our voting securities presently outstanding. The following table sets forth information with respect to the beneficial ownership of shares of our common stock as of March 31, 2010 by: (a) each person known by us to beneficially own five percent (5%) or more of the outstanding shares of such class of stock, based on filings with the SEC and certain other information; (b) each of our named executive officers, as defined in Item 402(a) of Regulation S-K (the “Named Executive Officers”), including the Chief Executive Officer, Chief Financial Officer and the individuals listed in the Summary Compensation Table contained in this Proxy Statement; (c) our directors; and (d) all of our current Named Executive Officers and directors as a group. Except as otherwise indicated in the notes to the following table, we believe that all shares are beneficially owned, and investment and voting power is held by, the persons named as owners, and the address for each beneficial owner listed in the table, except where otherwise noted, is c/o Arcadia Resources, Inc., 9320 Priority Way West Drive, Indianapolis, Indiana, 46240.

     On March 31, 2010, there were 177,918,035 shares of our common stock outstanding. Except as noted, all information with respect to beneficial ownership has been furnished by the respective director, Named Executive Officer or beneficial owner of more than five percent (5%) of our common stock, or is based on filings with the SEC. Unless otherwise indicated below, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their names. Beneficial ownership of the common stock has been determined for this purpose in accordance with the Exchange Act which provides, among other things, that a person is deemed to be the beneficial owner of the common stock if that person, directly or indirectly, has or shares voting power or investment power with respect to such stock or has the right to acquire such ownership within 60 days. Accordingly, the amounts shown in the table do not purport to represent beneficial ownership for any purpose other than compliance with SEC reporting requirements. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of our common stock.

Name and Address of	Amount and Nature of	Percent
Beneficial Owner	Beneficial Owner	of Class
CURRENT OFFICERS:
Marvin R. Richardson	3,980,526 (1)	2.24%
Matthew R. Middendorf	737,709 (2)	*
Steven L. Zeller	711,625 (3)	*

DIRECTORS:
Peter A. Brusca, M.D.	365,510 (4)	*
Daniel Eisenstadt	44,275 (5)	*
Joseph Mauriello	480,875 (6)	*
John T. Thornton	633,138 (7)	*

All directors and current Named Executive Officers, as a group	6,953,658	3.91%

FIVE PERCENT OWNERS:
Vicis Capital, LLC	28,604,760 (8)	16.08%
Tower 56, Suite 700, 126 E 56th Street, 7th Floor
New York, NY 10022
JANA Master Fund, Ltd.	25,298,102 (9)	14.22%
200 Park Ave., Ste. 3900
New York, NY 10166
SDS Capital Group SPC, Ltd.	17,868,233 (10)	10.04%
53 Forest Ave., Suite 202
Old Greenwich, CT 06870

* Represents less than one percent (1%) of the outstanding common stock.
____________________

(1)	Includes 2,230,526 shares of the Company’s common stock and 1.75 million vested options to purchase shares of the Company’s common stock granted to Mr. Richardson by the Board as part of his fiscal year 2009 and 2010 compensation. 400,000 of the shares of common stock beneficially owned by Mr. Richardson are held in escrow by the Company pursuant to the terms of the Purchase Agreement between the Company and the members of PrairieStone.

(2)	Includes 104,375 shares of the Company’s common stock and 633,334 vested options to purchase shares of the Company’s common stock granted to Mr. Middendorf by the Board as part of his fiscal year 2009 and 2010 compensation.

(3)	Includes 161,625 shares of the Company’s common stock and 550,000 vested options to purchase shares of the Company’s common stock granted to Mr. Zeller by the Board as part of his fiscal year 2009 and 2010 compensation.

(4)	Includes 109,286 shares of the Company’s common stock and vested non-qualified options to purchase 256,224 shares of the Company’s common stock per the terms of Dr. Brusca’s director compensation agreements for attendance at Board and Audit Committee meetings and for his annual retainer as director and Audit Committee member through September 30, 2010.

(5)	Includes an indirect beneficial ownership issued to MDM Equity Partners, LLC of non-qualified vested options to purchase 44,275 shares of the Company’s common stock per the terms of Mr. Eisenstadt’s director compensation agreements for attendance at Board and committee meetings and for his annual retainer as director through September 30, 2010. No longer includes an indirect interest in shares owned by CMS/KRG/Greenbriar Partners, LP and CMS Platinum Fund, LP since he is no longer a partner thereof.

(6)	Includes 224,651 shares of the Company’s common stock and non-qualified vested options to purchase 256,224 shares of the Company’s common stock per the terms of Mr. Mauriello’s director compensation agreements for attendance at Board and committee meetings and for his annual retainer as director through September 30, 2010.

(7)	Includes 246,606 shares of the Company’s common stock and non-qualified vested options to purchase 386,532 shares of the Company’s common stock per the terms of Mr. Thornton’s director compensation agreements for attendance at Board and committee meetings and for his annual retainer as director through September 30, 2010.

(8)	Information reported by Vicis Capital LLC as of December 31, 2009 on Form 13G/A filed with the SEC on February 16, 2010. Vicis Capital LLC acts as investment advisor to and may be deemed to beneficially own KAD shares by virtue of the voting and dispositive powers granted by Vicis Capital Master Fund to Vicis Capital LLC and such voting and dispositive powers may be revoked at any time by Vicis Capital Master Fund.

(9)	Information reported by JANA Master Fund, Ltd. as of December 31, 2009 on Form 13G/A filed with the SEC on February 16, 2010. JANA Master Fund, Ltd. is an account established by JANA Partners, LLC, which has sole voting and investment control over the shares.

(10)	Information reported by SDS Capital Group SPC, Ltd., SDS Management, LLC and Mr. Steven Derby as of December 31, 2009 on Form 13G/A filed with the SEC on February 12, 2010. The Company’s records indicate the reporting person’s beneficial ownership includes 3,780,357 shares of common stock issuable upon exercise of Class A Warrants, 33,964 shares of common stock issuable upon exercise of Late Registration Warrants.

AUDIT COMMITTEE REPORT

     As more fully described in its charter, the Audit Committee oversees the financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls.

     The Audit Committee has established a written charter outlining the practices it follows. The charter is available in the Investor section of the Company’s website found at www.ArcadiaHealthCare.com.

     The Audit Committee is directly responsible for the appointment and oversight of BDO Seidman, LLP (“BDO Seidman”), the Company’s independent registered public accounting firm. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with BDO Seidman, who is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under accounting principles generally accepted in the United States. BDO Seidman reported to the Audit Committee:
  All critical accounting policies and practices to be used;

  All alternative treatments within accounting principles generally accepted in the United States for policies and practices related to material items that were discussed with management, including ramifications of the use of such alternative disclosures and treatments and the treatment preferred by BDO Seidman; and

  Other material written communications between BDO Seidman and management.
     In addition, the Audit Committee has reviewed and discussed with BDO Seidman the matters required by Statement on Auditing Standards No. 114, “The Auditor’s Communication With Those Charged With Governance,” received the written disclosures and the letter from BDO Seidman required by Public Company Accounting Oversight Board Rule 3526 and discussed with BDO Seidman its independence from management and the Company.

     The Audit Committee has determined that providing the services reflected in the table following the Audit Committee Report is compatible with the maintenance of BDO Seidman’s independence. In addition, the Audit Committee has adopted a policy under which it approves in advance recurring audit, audit-related and tax services rendered by BDO Seidman, subject to specific fee limits. If circumstances require hiring the independent auditors for services not previously pre-approved or that would exceed the fee limits previously set, the Audit Committee must pre-approve the new services and/or fee limits. The Audit Committee chair may approve specified services between regularly scheduled meetings of the Audit Committee, subject to review by the full Audit Committee at its next scheduled meeting. The fiscal year 2009 and Fiscal 2010 services and fees reflected in the table following the Audit Committee Report were pre-approved by the Audit Committee. Representatives of BDO Seidman are encouraged to be present at the Annual Meeting, and if such representatives are in attendance they will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

     The Audit Committee met BDO Seidman, with and without management present, to discuss the results of its audit, its evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the Fiscal 2010 for filing with the SEC and for distribution to the stockholders with this Proxy Statement.

     The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information or report be incorporated by reference into any future filing by us under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

Respectfully Submitted,
The Audit Committee

John T. Thornton, Chair
Peter A. Brusca, M.D.
Daniel Eisenstadt
Joseph Mauriello
____________________

Independent Public Accountants and Change in Independent Public Accounting Firm

     The accounting firm of BDO Seidman has acted as independent registered accountant to audit the financial statements of the Company and its consolidated subsidiaries since June 22, 2004 and of the predecessor entity as defined in our Annual Report as Arcadia Services, Inc. since April 26, 1999. The Company appointed BDO Seidman to perform quarterly reviews and employee benefit plan audit services for Fiscal 2010. The Audit Committee has not yet appointed the firm of BDO Seidman to audit our books and records for our fiscal year ending March 31, 2011 and is in fee negotiations with the firm related to their potential appointment.

Fees Paid to Independent Registered Public Accounting Firm

     Fees billed by BDO Seidman for Fiscal 2010 and fiscal year 2009 for work performed for the Company are as follows:

	March 31, 2010	March 31, 2009
Audit Fees (1)	$474,500	$495,000
Audit-related Fees (2)	69,900	85,100
Tax Fees (3)	29,175	199,000
Other	—	—
Total	$573,575	$779,100
____________________

(1)	Audit Fees consisted of professional services necessary to perform the annual audit of the Company’s consolidated financial statements included in the Annual Report on Form 10-K (including services incurred with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002 for fiscal year 2010), reviews of the consolidated financial statements included in quarterly reports on Form 10-Q, consents and assistance with review of documents filed with the SEC.

(2)	Audit-related Fees consisted of professional fees that are reasonably related to the performance of the audit or review of the Company’s financial statements including the support of business acquisition and divestiture activities, assurance and services related to employee benefit plan audits, accounting consultations in connection with internal control reviews, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. Such fees for Fiscal 2010 and fiscal year 2009 were reasonably related to the performance of the audit or review of our financial statements and are not already reported under “Audit Fees” above.

(3)	Tax Fees consisted of assistance with tax compliance, preparation of tax returns and tax consultation.

COMPENSATION DISCUSSION AND ANALYSIS

Summary

     This section includes information regarding the overall philosophy and objectives of our compensation program and each element of compensation we provide. It also provides information regarding our compensation program for our current Named Executive Officers as well as certain components that are applicable to our other senior management team members and administrative employees.

     The Company’s Compensation Committee, consists solely of independent directors. The Compensation Committee has responsibility for establishing, implementing and monitoring adherence with our compensation philosophy and objectives. The Compensation Committee ensures that the total compensation paid to our executive officers is fair, reasonable and competitive. The Committee makes all compensation decisions for our current Named Executive Officers and certain of our other senior officers, including all decisions regarding non-cash compensation. The conclusions and recommendations based on these reviews, including with respect to salary adjustments and annual incentive award amounts, are presented to the Board by the Committee. The Board can modify any recommended adjustments or awards to our Named Executive Officers. The Chief Executive Officer works with the other Named Executive Officers annually to review their performance and of our senior management team members and administrative employees.

     While this Proxy Statement contains disclosures as of March 31, 2010, the last day of our Fiscal 2010, this Compensation Discussion and Analysis and the following narrative disclosures provide material information to our investors regarding the compensation of our Named Executive Officers both at the conclusion of Fiscal 2010 and as of the date of this Proxy Statement.

Compensation Philosophy and Objectives

     At the end of Fiscal 2008, under engagement by the Compensation Committee, the Company’s executive management team and the Compensation Committee worked with the Company’s compensation consultant, Carlson Dettmann Consulting, to develop formalized and unified compensation philosophies and objectives for the Named Executive Officers and other senior managers, which was first generally applied in setting the amount and form of annual compensation for the Named Executive Officers for fiscal year 2009. This section of the compensation discussion and analysis is focused on these policies and objectives as they were employed as directed by the Compensation Committee in setting the amount and form of compensation for fiscal year 2010.

     The Company’s compensation philosophy is to motivate and reward employees for performance that will result in superior financial results and create long-term value for our stockholders. The Company’s compensation programs are designed to:
  Focus decision-making and behavior on goals that are consistent with the overall business strategy of the Company;

  Reinforce a pay-for-performance culture through a balance of fixed and incentive pay opportunities; and

  Allow the Company to attract and retain employees with the skills critical to its long-term success.
     The executive management team and the Compensation Committee have established the following key compensation principles to guide the design and ongoing administration of the Company’s overall compensation program:
  Clearly communicate the desired behavior and use incentive pay programs to reward the achievement of performance goals:
  Improve absolute level of returns on investments;

  Outperform peers; and

  Create stockholder value;
  Promote a “one company” perspective among all Company employees;

  Maintain total compensation at market competitive levels;

  Provide a broad range of payout opportunities based upon performance; and

  Design simple pay programs to control costs and ensure employee understanding.

     The compensation program is comprised of several components, including:
  Base salary;

  Annual short-term incentives through performance based compensation plans;

  Long-term incentives; and

  Medical and welfare benefits.
     The Company has not established any requirements for common stock ownership by the Named Executive Officers.

     For options grants made during Fiscal 2010, the exercise price for the awards granted to an employee during trading hours was set at the closing price of the Company’s common stock on the AMEX on the date of the grant.

Determination of Compensation

     The Company’s compensation principles are supported through several policies which have been adopted by the Company in determining the overall compensation for the Named Executive Officers and the members of our senior management team:

     Total Compensation. To provide a competitive overall compensation and benefits package that is tied to creating stockholder value and which supports the execution of its business strategies, the Company uses a range of components. The combination of the components and the amount of each component is influenced by the role of the person in the Company, market surveys, the total value of all the compensation, benefits and perquisites available to the person and employment contracts with certain of the officers. The Compensation Committee reviews all compensation, benefits and perquisites provided to the Named Executive Officers in connection with its compensation decisions for these officers. In general, the Company positions itself at the median for each of the different components of total pay so that total compensation for each Named Executive Officer is comparable to similarly situated companies.

     Performance Management. The Company’s policy is to provide rewards for the achievement of specific performance goals. The Company uses an annual performance management process for its employees to assess individual performance. In the performance management process, each employee establishes his or her performance goals at the beginning of the year in consultation with the employee’s manager. At various points during the year and at the end of the year, the employee’s performance is assessed against these goals. The performance management process results for an employee affects the employee’s salary increases, the performance based compensation pay-out and the long-term incentive grant level, if eligible.

     Variable Pay at Risk. The percentage of an employee’s compensation opportunity that is fixed instead of variable is based primarily on the employee’s role in the Company. In general, employees with more ability to directly influence overall Company performance have a greater portion of their pay at risk through performance-based and long-term incentive programs. Executive officers with more responsibility for strategic and operating decisions have a greater percentage of their compensation opportunity allocated to long-term incentives.

     Forms of Long-Term Incentive Compensation. The Company has historically used restricted stock grants as long-term compensation for its Named Executive Officers. The Company currently uses primarily stock options for long-term incentive compensation for its executive officers and other key employees, including the Named Executive officers. See “Compensation Components—Long-Term Incentive Compensation” below for more specific features of this form of equity participation.

     Market Positioning. The Company establishes competitive compensation levels based on market reviews and then designs its pay program to focus executive officers and senior management on meeting Company performance objectives. The Company’s strategy is to set total compensation and benefit levels at the median of market pay and benefit levels. Each component of total compensation and other benefits is intended to be consistent with market practices to help the Company attract and retain executives and managers with the skills needed in the Company’s businesses.

     Competitive Market Assessments. The Company regularly reviews market compensation levels to determine whether total compensation for its employees remains in the targeted median pay range and makes adjustments when needed. This assessment includes evaluation of base salary, annual performance-based compensation opportunities and long-term incentives. In addition, rewards such as health and welfare benefits and perquisites are regularly assessed relative to the market. The Company also reviews the competitive performance of its peers to establish performance targets for incentive plans and to assess appropriate payout levels for performance.

     Peer Groups. The Company has begun a process for the Committee to use peer groups for pay and performance benchmarking and assessments. The Company is currently working with its compensation consultant to determine the appropriate peer groups and criteria for comparison.

     Tax Considerations. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) limits deductibility of compensation in excess of $1,000,000 paid to the Company’s Chief Executive Officer and to each of the four (4) highest paid executives unless the compensation qualifies as “performance-based”. The Company considers the effect of Section 162(m) of the Code in determining the compensation to be paid to each Named Executive Officer, and our compensation program has been designed to meet the deductibility requirements. The Company has determined the maximum amount of compensation payable to any of Named Executive Officers will not exceed $1,000,000 in any foreseeable fiscal year and as a result does not believe Section 162(m) of the Code will have any impact on our current compensation structure; however, the Company has structured its executive performance-based compensation bonus (the 2008 Executive Performance Based Compensation Plan) plan to be compatible with Section 162(m) of the Code other than having received the shareholder approval that may be required to qualify awards as “performance based compensation”. The executive performance based compensation plan provides that when determined by the Board to be necessary and appropriate, the plan shall be submitted for the approval of the Company’s stockholders at the next following annual meeting. In the event that the executive performance-based compensation plan is not so approved by stockholders after having been submitted for approval, the plan shall cease to be effective and no further awards will be made pursuant to the plan.

Overview of Executive Compensation Components and Decisions for Fiscal 2010

     General. The compensation program for Fiscal 2010 had five (5) principal components: base salary, short-term bonuses, long-term incentive compensation, severance and health and welfare benefits.

     Base Salary. For Fiscal 2010, the base annual salaries of our current Named Executive Officers were reviewed and discussed by the Compensation Committee and recommended to the Board of Directors for approval. These salaries remained consistent with those salaries established through arms’-length negotiation with each person during the hiring process based upon each person’s respective responsibilities, years of experience, skills and knowledge at the time of hiring.

     Short-Term Bonuses. For Fiscal 2010, the short-term bonus component of compensation for the Named Executive Officers was an opportunity for each Named Executive Officer to earn an award under the Arcadia Resources, Inc. 2008 Executive Performance Based Compensation Plan (the “2008 Plan”). Participants under the plan are eligible to earn awards based upon the annual financial performance of the Company, certain divisions of the Company or the individual participant as measured against performance-based goals. The Compensation Committee, as plan administrator, may assign weighting to each of the Company financial result areas, the division financial result areas and the individual result areas as it determines appropriate. The plan administrator will establish a target award for each participant for the applicable performance period. The plan administrator will establish a payout formula in order to determine the award payable to each participant. No participant will be eligible to receive payment of an award that is greater than 100% of such participant’s annual base salary for the applicable performance period. In order for any participant to receive payment of an award under the 2008 Plan, the participant must be employed on the last day of the performance period for which an award is to be made. In addition, the Compensation Committee retains discretion to, from time to time and upon the recommendation of a manager, grant spot bonuses (i) to recognize and acknowledge individual employee performance which contributes to the success of the Company and which is considered above and beyond that employee’s normal job responsibilities or (ii) for long-term retention value and/or recruitment purposes. These spot bonuses may be in the form of cash, restricted stock or options to purchase stock. In the final quarter of Fiscal 2010, the Board awarded Matthew Middendorf and Steven Zeller a discretionary performance bonus of $25,000 each. No other Named Executive Officers received a discretionary bonus during Fiscal 2010.

     Long-Term Incentive Compensation. For Fiscal 2010, the Company sought to weight its long-term incentive compensation scheme toward option grants through its 2006 Equity Incentive Plan (“Equity Incentive Plan”) and through option grants outside of its Equity Incentive Plan. Because stock options only have value to the extent that the price of our common stock on the date of exercise exceeds the value of our common stock on the date of grant, the Compensation Committee determined that option grants were a more effective method of rewarding demonstrated performance and leadership, motivating future performance, aligning the interests of the executives with our stockholders and retaining the executives for the term of the awards. The goal of the Equity Incentive Plan is to engage all of the Company’s Named Executive Officers as partners in the Company’s success and help the Company realize the maximum gain from its strategies. During Fiscal 2010, the Compensation Committee administered the Equity Incentive Plan. Stock option grants made during Fiscal 2010 vest over time (generally over 2 years); provided however, option grants to certain executive officers were awarded without vesting restrictions during Fiscal 2010.

     Pension or Retirement Benefits. The Company has a 401(k) defined contribution plan, which covers all eligible employees. The Company’s Named Executive Officers and administrative employees are covered by this plan. The Company had the discretion to make matching or additional contributions to the plan, to be determined annually by the Board, for the benefit of all participants. For Fiscal 2010, no discretionary employer contributions were made by the Company.

     Severance, Change in Control and Other Post-Employment Payments. The Company has agreed to provide certain of the Named Executive Officers in their respective employment agreements with certain payments in connection with their severance from employment. These employment agreements were designed to provide a competitive compensation package to the Named Executive Officers. Severance payments would not be made in the event a Named Executive Officer is terminated for cause or if he or she resigns without good reason. Cause and good reason are defined in the individuals’ employment agreements. In the event of a change in control, the Board may in its discretion provide that the restrictions applicable to any restricted stock shall lapse, and such restricted stock shall become free of all restrictions and become fully vested and transferable. Change in control is defined in the Company’s Equity Incentive Plan to mean: any (i) reorganization, merger or consolidation in which the Company is not the surviving corporation; (ii) a sale of all or substantially all of the assets of the Company to another person; (iii) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of an aggregate of 25% or more of the voting power of the Company’s outstanding voting securities by any single person or group (as such term is used in Rule 13d-5 under the Exchange Act), unless such acquisition was approved by the Board prior to the consummation thereof; or (iv) the appointment of a trustee in a Chapter 11 bankruptcy proceeding involving the Company or the conversion of such a proceeding into a case under Chapter 7. Notwithstanding the foregoing, in the event that any awards granted under the Equity Incentive Plan are deemed to be deferred compensation subject to the provisions of Code Section 409A, then distributions related to such awards pursuant to a change of control may be permitted, in the Committee’s discretion, upon the occurrence of one (1) or more of the following events (as they are defined and interpreted under Code Section 409A and the Treasury Regulations thereunder): (A) a change in the ownership of the Company; (B) a change in effective control of the Company; or (C) a change in the ownership of a substantial portion of the assets of the Company.

     Health and Welfare Benefits. All salaried employees of the Company are eligible to participate in the Company’s health and welfare benefits program, including medical insurance, dental insurance, a vision plan, long term disability benefits and short term disability benefits. The employee’s portion of the benefit premiums are deducted from his or her bi-weekly paycheck, in such amounts applicable to the levels of benefits elected by such employee. The Named Executive Officers and the other administrative employees pay the same employee contribution for all health and welfare benefit programs. All salaried employees of the Company receive a term life insurance benefit of one (1) year’s annual base salary (to a maximum of $200,000) while employed by the Company.

Overview of Fiscal Year 2011 Compensation Components

     In setting the compensation structure for fiscal year 2011, the Company has elected to maintain the compensation components from Fiscal 2010 substantially intact, including certain components to address the assessment performed by the compensation consultant as follows:

     Annual Base Salary. For fiscal year 2011, the Compensation Committee has retained its approval of a 10% annual salary reduction originally volunteered by the Named Executive Officers as part of the Company’s overall cost reduction initiatives.

     Long-Term Incentive Compensation. We anticipate that our pay positioning strategy for long-term incentive compensation will vary based on performance of the Company. In setting long-term incentive award guidelines, the Company anticipates that it will consider the Company’s total stockholder return and revenue growth relative to its peer groups. The Compensation Committee will also consider data from proprietary third-party surveys which provide data on the equity participation practices of similarly situated companies.

Overview of Fiscal 2011 Compensation Program

General

     The Compensation Committee made all compensation decisions regarding the Chief Executive Officer’s compensation for fiscal year 2011, and the Chief Executive Officer did not make recommendations or otherwise have any role in the setting of his own compensation. The Compensation Committee met in executive session when discussing and deciding on the Chief Executive

Officer’s compensation. The Chief Executive Officer presented to the Compensation Committee compensation recommendations for each of our other Named Executive Officers for fiscal year 2011. The Compensation Committee reviewed and discussed these recommendations with him, taking into account the factors noted elsewhere in this discussion and, exercising its discretion, made final compensation decisions with respect to the compensation of those Named Executive Officers.

Annual Base Salary

     The Board, upon a recommendation of the Compensation Committee established the fiscal year 2011 annual base salaries of the current Named Executive Officers as follows: Chief Executive Officer - $405,000; Chief Financial Officer and Chief Operating Officer - $225,000; each of which continues the 10% reduction from Fiscal 2008.

Short-Term Bonus / Performance Based Compensation

     The Compensation Committee (as plan administrator) approved awards for each of the Named Executive Officers under the Arcadia Resources, Inc. 2008 Executive Performance Based Compensation Plan, by establishing performance-based plan goals and target goals for fiscal year 2011 weighted among the Company’s budgeted annual EBITDA, the Company’s budgeted annual revenue, certain divisional budgeted annual EBITDA and certain divisional budgeted annual revenue. The Compensation Committee believes that the performance goals established for each Named Executive Officer properly guide such person’s actions to achieve results that will be in the best interests of our stockholders and that the performance goals have been set at levels that will require significant effort from each of the Named Executive Officers in order to be achieved. The award opportunities for the Named Executive Officers for fiscal year 2011 are as follows:

	Percentage of Annual	Percentage of Annual
Named Executive Officer	Base Salary at Plan	Base Salary at Target
Chief Executive Officer	70%	80%
Chief Financial Officer	60%	80%
Chief Operating Officer	60%	80%

     While the plan provides that awards may be paid in cash or equity at the plan administrator’s discretion at the time awards are paid, for fiscal year 2011 the Compensation Committee (after consultation with and agreement by the Named Executive Officers) has determined that awards payable for fiscal year 2011, if earned, will be paid in a form of equity (either restricted stock, options to purchase common stock or a combination of both). The Compensation Committee and the Named Executive Officers believe that payment of the fiscal year 2011 performance based awards in equity furthers the goal of increasing the alignment between the interests of the Named Executive Officers and stockholders.

Long-Term Incentive Compensation

     For fiscal year 2011, the Compensation Committee has determined that long-term equity incentives will continue to be in the form of stock options to reward executives for potential long-term contributions, align their incentives with the long-term interests of our stockholders and provide a total compensation opportunity commensurate with our financial performance. For fiscal year 2011, the third year that options will be a part of the Company’s long-term incentive compensation program, options grants will be established in line with the Company’s needs to retain qualified management (much like the Company will do in the future for recruitment needs). The number of shares subject to these fiscal year 2011 options grants will be based upon a number of factors, including market data surveys, performance of the individual, job level, future potential contributions to the Company, competitive external levels of equity incentives and the retention value associated with each individual’s unvested equity.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee oversees the Company’s compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K of the Exchange Act with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted,
The Compensation Committee

Peter A. Brusca, M.D. (Chair)
Daniel Eisenstadt
John Thornton
Joseph Mauriello

COMPENSATION TABLES

Summary Compensation Table

     The following table sets forth all compensation awarded to, earned by or paid to the Company’s Named Executive Officers for all services rendered to us during Fiscal 2010 and the fiscal years ended March 31, 2009 and March 31, 2008:

							Change in
							Pension Value
							and Non-
					Stock		Qualified
				Stock	Option	Non-Equity	Deferred	All Other
Name and Principal		Salary	Bonus	Awards	Award(s)	Incentive Plan	Compensation	Compensation
Position	Year	($)	($)	($) (1)	($) (1)	Compensation	Earnings ($)	($)	Total ($)
CURRENT OFFICERS:
Marvin R. Richardson,
President and Chief	2008	$276,667	—	—	—	—	—	$19,362	$296,029
Executive Officer (2)	2009	$443,277	$50,000	—	$240,000	—	—	$9,000	$742,277
	2010	$407,094	—	—	$784,500	—	—	$7,353	$1,198,947
Matthew R. Middendorf,
Chief Financial Officer	2008	$29,810	—	$169,500	—	—	—	$135,855	$335,165
and Treasurer (3)	2009	$250,016	—	—	$85,667	—	—	$7,946	$343,629
	2010	$226,168	$25,000	—	$244,167	—	—	$3,441	$498,776
Steven L. Zeller, Chief
Operation Officer (4)	2008	$96,154	—	$21,620	—	—	—	$3,231	$121,004
	2009	$226,456	—	—	$60,000	—	—	$6,991	$322,061
	2010	$226,168	$25,000	—	$226,500	—	—	$3,736	$481,404
____________________

(1)	These amounts represent the aggregate grant date fair value dollar amount for awards granted in each fiscal year. The fair value of restricted stock awards was based on the fair value of the stock on the date of the grant. Assumptions used in calculating the stock option amounts are included in Note 11 to our audited financial statements for the year ended March 31, 2010 in our Annual Report on Form 10-K filed with the SEC on June 11, 2010.

(2)	Marvin R. Richardson joined the Company in February 2007 and was named President and Chief Executive Officer in May 2007. His base pay, on an annual basis for fiscal year 2008 was $275,000, for fiscal year 2009 was $450,000 and for Fiscal 2010 was $405,000 (reflects the voluntary 10% reduction as discussed earlier in the Compensation and Discussion and Analysis section). All Other Compensation for Fiscal 2010 primarily consisted of auto allowances terminated in Fiscal 2010.

(3)	On February 1, 2008, Mr. Middendorf was appointed Chief Financial Officer and his annualized salary for fiscal years 2008 and 2009 was set at $250,000 and for Fiscal 2010 his annual reduced base salary was $225,000 (reflects the voluntary 10% reduction as discussed earlier in the Compensation and Discussion and Analysis section). All Other Compensation for Fiscal 2010 primarily consisted of auto allowances terminated in Fiscal 2010.

(4)	On September 24, 2007, Steven L. Zeller was named Executive Vice President of Home Healthcare and Staffing at which time his annualized salary for fiscal year 2008 was $200,000. At the beginning of fiscal year 2009, Mr. Zeller’s annualized salary was set at $225,000. On February 9, 2009, he was named Chief Operating Officer and his annualized base salary was set at $250,000. For Fiscal 2010 his annual reduced base salary was set at $225,000 (reflects the voluntary 10% reduction as discussed earlier in the Compensation and Discussion and Analysis section). All Other Compensation for Fiscal 2010 primarily consisted of auto allowances terminated in Fiscal 2010.

Grants of Plan-Based Awards

     The following table sets forth certain information regarding restricted stock and stock options granted to the Named Executive Officers during Fiscal 2010:

								All Other	All Other
								Stock	Option Awards:	Exercise or
		Estimated Future						Awards:	Number of	Base Price	Grant Date
		Payouts Under Non-			Estimated Future			Number of	Securities	of Option	Fair Value of
	Grant	Equity Incentive Plan			Payouts Under Equity			Shares of	Underlying	Awards	Stock Option
Name	Date		Awards		Incentive Plan Awards			Stock (#)	Options (#)	($/Sh)	Awards ($)
		Threshold	Target	Maximum	Threshold	Target	Maximum
CURRENT OFFICERS:
Marvin R. Richardson	10/14/09	-	-	-	-	-	-	-	1,200,000 (1)	0.72	636,000
	03/25/10	-	-	-	-	-	-	-	550,000 (2)	0.42	148,500
Matthew R. Middendorf	10/14/09	-	-	-	-	-	-	-	333,334 (1)	0.72	176,667
	03/25/10	-	-	-	-	-	-	-	250,000 (2)	0.42	67,500
Steven L. Zeller	10/14/09	-	-	-	-	-	-	-	300,000 (1)	0.72	159,000
	03/25/10	-	-	-	-	-	-	-	250,000 (2)	0.42	67,500

(1)	Represents stock option awards granted during fiscal 2009, under the Company’s 2006 Equity Incentive Plan which grants were subject to an increase in available Equity Incentive Plan shares approved by shareholders on October 14, 2009. These options vest on the last day of each fiscal year end over two years starting on March 31, 2010.

(2)	Represents additional stock options granted under the Company’s 2006 Equity Incentive Plan and vest immediately on the grant date.

Executive Officer Agreements

     Marvin R. Richardson. On March 1, 2007, the Company and Marvin R. Richardson executed an employment agreement under which Mr. Richardson was appointed the Company’s Chief Operating Officer and the Chief Executive Officer of PrairieStone, which is a position he held prior to the Company’s acquisition of PrairieStone in February 2007, providing for an annual base salary of $275,000, subject to discretionary increase, expense reimbursement and eligibility to participate in benefit plans. On May 24, 2007, the Board named Mr. Richardson as President and Chief Executive Officer of the Company. On August 12, 2009, the Company and Mr. Richardson executed an amended and restated employment agreement. In summary, the changes made by the new agreement to compensation and benefits; (i) expressly document a voluntary 10% reduction in base pay of $450,000 for the period April 1, 2009 to March 31, 2010 which was further extended to March 31, 2011; (ii) eliminate payment of automobile allowances; and (iii) provide that upon termination of employment of Mr. Richardson by the Company without cause or by Mr. Richardson for good reason, (A) he will immediately receive the total amount of his base pay reduction referenced in (i) above in the form of a lump sum payment, (B) he will immediately receive 50% of the pro-rata amount of any incentive bonus plan target award likely to be achieved for the fiscal year in which termination occurs, with the remaining 50% payable within 60 days following the end of that fiscal year, (C) he will have one year, following termination to exercise previously vested stock options, and (D) any unvested stock options will immediately vest, instead of being forfeited, in the event that termination occurs within one year following a “change of control” of the Company as currently defined in the Company’s 2006 Equity Incentive Plan. Mr. Richardson’s employment continues until terminated. Mr. Richardson is subject to post-employment confidentiality provisions, non-solicitation and non-competition period as specified in his employment agreement.

     Matthew R. Middendorf. On February 1, 2008, the Company and Matthew R. Middendorf executed an employment agreement under which Mr. Middendorf was appointed Chief Financial Officer and Treasurer of the Company, providing for an annual base salary of $250,000, subject to discretionary increase, expense reimbursement and eligibility to participate in benefit plans. On August 12, 2009, the Company and Mr. Middendorf executed an amended and restated employment agreement. In summary, the changes made by the new agreement to compensation and benefits; (i) expressly document a voluntary 10% reduction in base pay of $250,000 for the period April 1, 2009 to March 31, 2010 which was further extended to March 31, 2011; (ii) eliminate payment of automobile allowances; and (iii) provide that upon termination of employment of Mr. Middendorf by the Company without cause or by Mr. Middendorf for good reason, (A) he will immediately receive the total amount of his base pay reduction referenced in (i) above in the form of a lump sum payment, (B) he will immediately receive 50% of the pro-rata amount of any incentive bonus plan target award likely to be achieved for the fiscal year in which termination occurs, with the remaining 50% payable within 60 days following the end of that fiscal year, (C) the continuation of base compensation payments to Mr. Middendorf will be extended from 6 months to one year, (D) he will have one year, instead of 90 days, following termination to exercise previously vested stock options, and (E) any unvested stock options will immediately vest, instead of being forfeited, in the event that termination occurs within one year following a “change of control” of the Company as currently defined in the Company’s 2006 Equity Incentive Plan. Mr. Middendorf’s employment continues until terminated. Mr. Middendorf is subject to post-employment confidentiality provisions, non-solicitation and non-competition period as specified in his employment agreement.

     Steven L. Zeller. On September 24, 2007, the Company and Steven L. Zeller executed an employment agreement under which Mr. Zeller was appointed Executive Vice President - Home Healthcare and Staffing of the Company, providing for an annual base salary of $200,000, subject to discretionary increase, expense reimbursement and eligibility to participate in benefit plans. On February 9, 2009, the Board named Mr. Zeller as Chief Operating Officer. On August 12, 2009, the Company and Mr. Zeller executed an amended and restated employment agreement. In summary, the changes made by the new agreement to compensation and benefits; (i) expressly document a voluntary 10% reduction in base pay of $250,000 for the period April 1, 2009 to March 31, 2010 which was further extended to March 31, 2011; (ii) eliminate payment of automobile allowances; and (iii) provide that upon termination of employment of Mr. Zeller by the Company without cause or by Mr. Zeller for good reason, (A) he will immediately receive the total amount of his base pay reduction referenced in (i) above in the form of a lump sum payment, (B) he will immediately receive 50% of the pro-rata amount of any incentive bonus plan target award likely to be achieved for the fiscal year in which termination occurs, with the remaining 50% payable within 60 days following the end of that fiscal year, (C) the continuation of base compensation payments to Mr. Zeller will be extended from 6 months to one year, (D) all of Mr. Zeller’s currently unvested restricted stock awards will vest in accordance with their associated award agreement schedule as if employment had continued (previously, a portion would have vested immediately with others forfeited), (E) Mr. Zeller will have one year, instead of 90 days, following termination to exercise previously vested stock options, and (F) any unvested stock options will immediately vest, instead of being forfeited, in the event that termination occurs within one year following a “change of control” of the Company as currently defined in the Company’s 2006 Equity Incentive Plan. Mr. Zeller’s employment continues until terminated. Mr. Zeller is subject to post-employment confidentiality provisions, non-solicitation and non-competition period as specified in his employment agreement.

Outstanding Equity Awards at Fiscal Year End

     The following table sets forth the equity awards outstanding at March 31, 2010 for each of the Named Executive Officers:

	OPTION AWARDS					STOCK AWARDS
									Equity
									Incentive
									Plan
								Equity	Awards:
								Incentive	Market
							Market	Plan	Or
			Equity				Value	Awards:	Payout
			Incentive				Of	Number of	Value
			Plan				Shares	Unearned	Of
			Awards:			Number	Or	Shares,	Unearned
			Number			Of	Units	Units or	Shares,
			of			Shares	Of	Other	Units or
	Number	Number	Securities			or Units	Stock	Rights	Other
	of Securities	of Securities	Underlying			of Stock	That	That	Rights
	Underlying	Underlying	Unexercised	Option		That	Have	Have	That
	Unexercised	Unexercised	Unearned	Exercise	Option	Have	Not	Not	Have Not
	Options (#)	Options (#)	Options	Price	Expiration	Not	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	Vested (#)	($)	(#)	($) (1)
CURRENT OFFICERS:
Marvin R. Richardson	—	—	—	—	—	—	—	75,000	$29,775
Marvin R. Richardson	600,000	—	—	$0.72	04/03/2015	—	—	—	—
Marvin R. Richardson	600,000	—	600,000	$0.72	01/26/2016	—	—	—	—
Marvin R. Richardson	550,000	—	—	$0.42	03/25/2017	—	—	—	—
Matthew R. Middendorf	—	—	—	—	—	—	—	65,625	$26,053
Matthew R. Middendorf	167,667	—	—	$0.72	04/03/2015	—	—	—	—
Matthew R. Middendorf	50,000	—	—	$0.71	06/10/2015	—	—	—	—
Matthew R. Middendorf	166,667	—	166,667	$0.72	01/26/2016	—	—	—	—
Matthew R. Middendorf	250,000	—	—	$0.42	03/25/2017	—	—	—	—
Steven L. Zeller	—	—	—	—	—	—	—	46,875	$18,609
Steven L. Zeller	150,000	—	—	$0.72	04/03/2015	—	—	—	—
Steven L. Zeller	150,000	—	150,000	$0.72	01/26/2016	—	—	—	—
Steven L. Zeller	250,000	—	—	$0.42	03/25/2017	—	—	—	—
____________________

(1)	Reflects closing stock price of $0.397 on 03/31/10.

Option Exercises and Stock Vested

     The following table sets forth the options exercised and stock awards vested during Fiscal 2010 for the Named Executive Officers:

	Option Awards		Stock Awards
	Number		Number
	of		Of
	Shares	Value	Shares	Value
	Acquired	Realized	Acquired	Realized
	On	On	On	On
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)
CURRENT OFFICERS:
Marvin R. Richardson	—	—	100,000	$65,925
Matthew R. Middendorf	—	—	37,500	$24,722
Steven L. Zeller	—	—	37,500	$24,722

Payments Upon Termination or Change in Control

     The tables below reflect the amount of compensation to be paid to each of our Named Executive Officers pursuant to his or her employment agreement in effect as of August 12, 2009, in the event of any termination of such executive’s employment or a change in control of the Company. The amount of compensation payable to each Named Executive Officer upon termination without cause or for resignation for good reason and upon termination following a change of control is discussed below. The potential amounts shown assume that such termination was effective March 31, 2010. The actual amounts to be paid out can only be determined at the time of such Named Executive Officer’s separation from the Company.

Payments Upon Termination

		Release
	Base	Of	Healthcare	Restricted	Stock
Name	Salary	Claims	Benefits	Stock	Options	Total
POTENTIAL:
Marvin R. Richardson (1)	$495,000	$ -	$17,604	$29,775	$ -	$542,379
Matthew R. Middendorf (2)	$275,000	$ -	$17,604	$26,053	$ -	$318,657
Steven L. Zeller (3)	$275,000	$ -	$17,604	$18,609	$ -	$311,213
____________________

(1)	If Mr. Richardson’s employment is terminated by the Company without cause or by him for good reason (A) he will immediately receive the total amount of his 10% base pay reduction since April 1, 2009 in the form of a lump sum payment, (B) he will immediately receive 50% of the pro-rata amount of any incentive bonus plan target award likely to be achieved for the fiscal year in which termination occurs, with the remaining 50% payable within 60 days following the end of that fiscal year, (C) the continuation of base compensation payments to Mr. Richardson will continue for one year, (D) all of Mr. Richardson’s currently unvested restricted stock awards will vest immediately, (E) Mr. Richardson will have one year, instead of 90 days, following termination to exercise previously vested stock options, and (F) he will be reimbursed for his COBRA expenses 12 months following the termination date.

(2)	If Mr. Middendorf’s employment is terminated by the Company without cause or by him for good reason, (A) he will immediately receive the total amount of his 10% base pay reduction since April 1, 2009 in the form of a lump sum payment, (B) he will immediately receive 50% of the pro-rata amount of any incentive bonus plan target award likely to be achieved for the fiscal year in which termination occurs, with the remaining 50% payable within 60 days following the end of that fiscal year, (C) the continuation of base compensation payments to Mr. Middendorf will continue for one year, (D) all of Mr. Middendorf’s currently unvested restricted stock awards will vest in accordance with their associated award agreement schedule as if employment had continued, (E) Mr. Middendorf will have one year, instead of 90 days, following termination to exercise previously vested stock options and (F) he will be reimbursed for his COBRA expenses 12 months following the termination date.

(3)	If Mr. Zeller’s employment is terminated by the Company without cause or by him for good reason, (A) he will immediately receive the total amount of his 10% base pay reduction since April 1, 2009 in the form of a lump sum payment, (B) he will immediately receive 50% of the pro-rata amount of any incentive bonus plan target award likely to be achieved for the fiscal year in which termination occurs, with the remaining 50% payable within 60 days following the end of that fiscal year, (C) the continuation of base compensation payments to Mr. Zeller will continue for one year, (D) all of Mr. Zeller’s currently unvested restricted stock awards will vest in accordance with their associated award agreement schedule as if employment had continued, (E) Mr. Zeller will have one year, instead of 90 days, following termination to exercise previously vested stock options and (F) he will be reimbursed for his COBRA expenses 12 months following the termination date.

Potential Payments Upon a Change in Control

In the event of a change in control of the Company and if Mr. Richardson, Mr. Middendorf or Mr. Zeller’s employment is terminated by the Company without cause or by him for good reason within one year following the change of control, in addition to the “Payments Upon Termination” discussed above, any unvested stock options will immediately vest. The estimated value of unvested stock options is $238,000 for Mr. Richardson, $66,167 for Mr. Middendorf and $59,550 for Mr. Zeller.

DIRECTOR COMPENSATION

     Our directors who are officers or employees of the Company are not compensated for service on the Board or any committee thereof. The following table sets forth compensation information for the Company’s non-employee directors for Fiscal 2010:

					Change in
	Fees				Pension Value
	Earned				and Non-
	Or			Non-Equity	Qualified
	Paid in	Stock	Option	Incentive Plan	Deferred	All Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)	($)	($)(1)(2)	($)	Earnings	($)	($)
Peter A. Brusca, MD	$ -	$ -	$64,500	$ -	$ -	$ -	$64,500
Daniel Eisenstadt (3)	$ -	$ -	$54,500	$ -	$ -	$ -	$54,500
Joseph Mauriello	$ -	$ -	$64,500	$ -	$ -	$ -	$64,500
John T. Thornton	$ -	$ -	$69,500	$ -	$ -	$ -	$69,500

FORMER DIRECTOR
Stephen Goldsmith (4)	$ -	$ -	$49,961	$ -	$ -	$ -	$49,961

     (1) On November 5, 2009, the Company adopted a compensation arrangement for its Board providing for the following compensation for the period from October 1, 2009 to September 30, 2010: (a) Board retainer per Director - $25,000; (b) Audit Committee Chair retainer - $15,000; (c) Compensation Committee Chair retainer - $10,000; (d) Nominating and Governance Committee Chair retainer - $10,000; (e) Audit Committee retainer per member - $5,000; (f) annual fee for Board meeting attendance per Director - $7,500; and (g) fees for committee meeting attendance per Director - $1,000 per meeting. 100% of compensation is to be paid in options to purchase common stock of the Company.

     (2) Represents awards granted under the Company’s 2006 Equity Incentive Plan. In order to determine the number of options to be issued, the grant date fair value of the options was determined utilizing the Black-Scholes option-pricing model. The amounts stated reflect the aggregate grant date fair value of the award in Fiscal 2010. For more information on the Black-Scholes option-pricing model, see Note 11 in the Annual Report.

     (3) Mr. Eisenstadt has elected to have the compensation payable to MDM Equity Partners, LLC.

(4) Mr. Goldsmith resigned from the Board as of May 28, 2010 in connection with becoming Deputy Mayor of New York City. The Board determined that his options will continue to vest in accordance with his agreement and its discretionary authority granted under the Equity Incentive Plan.

     The following table shows the aggregate number of options to purchase the Company’s common stock outstanding for each non-employee director as of March 31, 2010:

				Number of
	Grant	Expiration		Outstanding
Name	Date	Date	Exercise Price	Options
Peter A. Brusca, MD	8/4/2006	6/30/2013	$2.92	2,908
	1/23/2007	9/30/2013	$2.92	11,627
	10/1/2007	9/30/2014	$0.78	23,420
	11/7/2007	11/6/2014	$1.28	56,180
	11/5/2008	9/30/2015	$0.35	96,154
	11/5/2009	9/30/2016	$0.80	104,798
Daniel Eisenstadt	5/24/2004	5/23/2014	$1.30	10,258
	10/1/2007	9/30/2014	$0.78	46,839
	11/7/2007	11/6/2014	$1.28	30,899
	11/5/2008	9/30/2015	$0.35	80,769
	11/5/2009	9/30/2016	$0.80	88,550
Joseph Mauriello	3/1/2007	3/1/2014	$2.24	18,697
	10/1/2007	9/30/2014	$0.78	46,839
	11/7/2007	11/6/2014	$1.28	42,135
	11/5/2008	9/30/2015	$0.35	96,154
	11/5/2009	9/30/2016	$0.80	104,798
John T. Thornton	3/25/2005	3/20/2012	$1.08	49,040
	7/26/2005	6/30/2012	$2.20	24,303
	8/4/2006	6/30/2013	$2.92	9,303
	1/23/2007	9/30/2013	$2.92	37,209
	10/1/2007	9/30/2014	$0.78	75,472
	11/7/2007	11/6/2014	$1.28	30,899
	11/5/2008	9/30/2015	$0.35	103,846
	11/5/2009	9/30/2016	$0.80	112,921

     All options issued on and after September 26, 2006 were issued pursuant to the terms of the Company’s 2006 Equity Incentive Plan. The stock options are exercisable at the closing price of the Company’s common stock on the award date and were issued as of the award date. The options are exercisable for seven (7) years. If a Board member is removed as a Director and/or Audit Committee member for cause, or if he/she resigns either or both positions voluntarily, the pro rata portion of the applicable options granted as then current compensation for such position(s) shall expire immediately upon termination for the uncompleted portion of the annual term, unless the Board, in its discretion and as so provided in the Equity Incentive Plan, determines otherwise. His/her ability to exercise the options is unaffected if removed without cause.

OTHER MATTERS

Other Matters to be Considered at the Annual Meeting

     Our Board is not aware of any business to be presented at the Annual Meeting, other than the matters set forth in the Notice of Annual Meeting and described in this Proxy Statement. If any other business does lawfully come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote on such other business in accordance with their judgment.

Expenses of Solicitation

     We will pay the cost of soliciting proxies for the Annual Meeting. In addition to soliciting by mail, our directors, officers and other employees may solicit proxies in person, or by telephone, facsimile transmission or other means of electronic communication. We also will pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their voting instructions.

Stockholder Proposals

     To be considered for inclusion in our next year’s Proxy Statement, a stockholder proposal must be received at our principal executive offices no later than the close of business on February 28, 2011, under Rule 14a-8 under the Exchange Act. Proposals should be addressed to our Corporate Secretary, Arcadia Resources, Inc., 9320 Priority Way West Drive, Indianapolis, Indiana, 46240.

     For any stockholder proposal that is not submitted for inclusion in our next year’s proxy statement, but is instead sought to be presented directly at our next year’s annual meeting, written notice of such proposal must be received at our principal executive offices no earlier than the close of business on April 29, 2011 nor later than the close of business on May 31, 2011. Notices of intention to present proposals at our next year’s annual meeting should be addressed to our Corporate Secretary, Arcadia Resources, Inc., 9320 Priority Way West Drive, Indianapolis, Indiana, 46240.

     If the date of our next year’s annual meeting is advanced more than 30 calendar days or delayed by more than 60 calendar days from the date of this year’s Annual Meeting, the Company will inform stockholders of such change, and of the new deadlines for stockholder proposals, by including a notice under Item 5 in its earliest possible quarterly report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders.

Availability of our Form 10-K

     The Company’s Annual Report to Stockholders (which includes Form 10-K for the year ended March 31, 2010 and the financial statements included in such Form 10-K), is being mailed to stockholders of record of the Company concurrently with this Proxy Statement. The Annual Report, however, is not part of the proxy soliciting material.

     WE WILL FURNISH, TO ANY STOCKHOLDER UPON ORAL OR WRITTEN REQUEST, BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS (AT NO COST OTHER THAN UPON PAYMENT OF A REASONABLE CHARGE FOR ANY EXHIBIT REQUESTED) COPIES, AS FILED WITH THE U.S. SECURITIES EXCHANGE COMMISSION, OF (I) OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR-ENDED MARCH 31, 2010 AND (II) ANY DOCUMENTS FILED WITH THE U.S. SECURITIES EXCHANGE COMMISSION SUBSEQUENT TO THE DATE ON WHICH DEFINITIVE COPIES OF THIS PROXY STATEMENT ARE SENT OR GIVEN TO OUR STOCKHOLDERS. SUCH REQUESTS SHOULD BE DIRECTED TO: OUR CORPORATE SECRETARY, ARCADIA RESOURCES, INC., 9320 PRIORITY WAY WEST DRIVE, INDIANAPOLIS, INDIANA, 46240, TELEPHONE (317) 569-8234.

By order of the Board of Directors,

/s/ Marvin R. Richardson
Marvin R. Richardson
Chief Executive Officer & President

June 28, 2010
Indianapolis, Indiana

ARCADIA RESOURCES, INC.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒
Annual Meeting Proxy Card
▼PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY THE PROXIES, OR EITHER OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE DIRECTOR-NOMINEE LISTED BELOW. RECEIPT OF THE CORPORATION’S PROXY STATEMENT IN CONNECTION WITH THE ANNUAL MEETING IS HEREBY ACKNOWLEDGED.

A	Proposal — The Board of Directors recommends a vote FOR Proposal 1.

1.	Election of the following nominee to the Board of Directors of the Corporation: Nominee for Class C director position, for a term of three (3) years:

01 - Peter Brusca

☐	Mark here to vote FOR the nominee	☐	Mark here to WITHHOLD vote from the nominee

B	Non-Voting Items
Change of Address — Please print new address below.

Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Note:	Please sign exactly as your name appears hereon. Executors, administrators, trustees, etc. should so indicate when signing, giving full title as such. If signer is a corporation, execute in full corporate name by authorized officer. If shares are held in the name of two or more persons, all should sign.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

YOUR VOTE IS IMPORTANT Please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope so your shares may be represented at the 2010 Annual Meeting of Stockholders.

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — ARCADIA RESOURCES, INC.
9320 Priority Way West Drive
Indianapolis, Indiana 46240

This proxy is being solicited on behalf of the Board of Directors of the Corporation.

The undersigned hereby appoints Marvin R. Richardson and Matthew R. Middendorf, or either of them, attorneys and proxies with full power of substitution in each of them, in the name and stead of the undersigned, to vote as proxy all the shares of the undersigned in Arcadia Resources, Inc., a Nevada corporation (the “Corporation”), at the 2010 Annual Meeting of the Stockholders of the Corporation, scheduled to be held on July 29, 2010, and any adjournments or postponements thereof, as instructed on the reverse side.

PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE, AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.